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                                  EXHIBIT 23
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                         CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Aztec Manufacturing Co. of our report dated March 29, 1996, included in the 1996 Annual Report to Shareholders of Aztec Manufacturing Co.

We also consent to the incorporation by reference in the Registration Statements on Form S-8, No. 33-15481 pertaining to the 1986 Incentive Stock Option Plan, No. 33-30993 pertaining to the 1988 Nonstatutory Stock Option Plan, No. 33-49164 pertaining to the 1991 Stock Option Plan of Aztec Manufacturing Co. of our report dated March 29, 1996, with respect to the consolidated financial statements of Aztec Manufacturing Co., incorporated by reference in the Annual Report (Form 10-K) of the year ended February 29, 1996.



                                                     ERNST & YOUNG LLP


FORT WORTH, TEXAS
MAY 22, 1996



                                  Exhibit 23
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                                 (Page 1 of 1)